                                        BYLAWS

                                          OF

                                    FAROUDJA, INC.


                                      ARTICLE I.

                                       OFFICES

    Section 1.1    PRINCIPAL OFFICES.

    The registered office of Faroudja, Inc. shall be in the City of Wilmington, County of New Castle, State of Delaware.

    Section 1.2    OTHER OFFICES.

    The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                     ARTICLE II.

                               MEETINGS OF STOCKHOLDERS

    Section 2.1    PLACE OF MEETINGS.

    Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

    Section 2.2    ANNUAL MEETINGS OF STOCKHOLDERS.

    The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

    Section 2.3    SPECIAL MEETINGS.

    A special meeting of stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president.

    Section 2.4    NOTICE OF STOCKHOLDERS' MEETINGS.

    All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, the board of directors intends to present for election. No business may be transacted at an annual or special meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual or special meeting by or at the direction of the board of directors (or any duly authorized committee thereto) or (c) otherwise properly brought before the annual or special meeting by any stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a stockholder such stockholder must (i) be a stockholder of record on the date of the giving of the notice provided for in this Section 2.4 of this Article II and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and (ii) provide timely notice in proper form to the secretary pursuant to the procedures set forth in this Section 2.4 of this Article II.

    To be timely, a stockholder's notice to the secretary (other than a request for inclusion of a proposal in the corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and in the case of a special meeting, not more than ninety (90) days prior to such meeting and not later than the later of sixty (60) days prior to the special meeting or ten (10) days following the day on which public announcement of the meeting is first made by the Company; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before the meeting.

    No business shall be conducted at the annual or special meeting of stockholders except business brought before the annual or special meeting in accordance with the procedures set forth in this Section 2.4 of this Article II, provided, however, that, once business has been properly brought before the annual or special meeting in accordance with such procedures, nothing in this
Section 2.4 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual or special meeting determines that business was not property brought before such meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    Section 2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

    Notice of any meeting of stockholders shall be given either personally or by first-class mail, telegraphic, facsimile, or other written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent by first-class mail or telegram to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where this office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram, facsimile, or other means of written communication.

    If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.

    An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

    Section 2.6    QUORUM.

    The presence in person or by proxy of the holders of a majority of the shares of all classes of stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

    Section 2.7    ADJOURNED MEETING AND NOTICE THEREOF.

    Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.6 of this Article II.

    When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

    Section 2.8    VOTING.

    The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of this Article II. Voting at meetings of Stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Any stockholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote. Except as provided in Section 2.6 of this Article II, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Corporations Code of Delaware or the certificate of incorporation or these Bylaws.

    Section 2.9    WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDER.

    The transactions at any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent to the holding of the meeting or approval of the minutes thereof need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Attendance of a person at a meeting shall also constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Corporations Code of Delaware to be included in the notice but which were not included in the notice, if such objection is expressly made at the meeting.

    Section 2.10   LIST OF STOCKHOLDERS ENTITLED TO VOTE.

    The secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least then (10) days prior to the meeting, either at a place within the city where the meeting is to be held, such place to be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Section 2.10 of Article II or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

    Section 2.11   RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING
                   CONSENTS.

    For purposes of determining the stockholders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting and in such case only stockholders at the close of business on the record date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Corporations Code of Delaware.

    If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

    Section 2.12   PROXIES.

    Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy.

    Section 2.13   INSPECTORS OF ELECTION.

    Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill such vacancy.

    The duties of these inspectors shall be as follows:

    (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

    (b)  Receive votes, ballots or consents;

    (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

    (d)  Count and tabulate all votes or consents;

    (e)  Determine when the polls shall close;

    (f)  Determine the result; and


    (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                                     ARTICLE III.

                                      DIRECTORS

    Section 3.1    POWERS.

    Subject to the provisions of the Corporations Code of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

    Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

    (a) Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service.

    (b) Change the principal executive office or the principal business office in the State of Delaware from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or outside the State of Delaware; designate any place within or without the State of Delaware for the holding of any stockholders' meeting, or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

    (c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

    (d) Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

    Section 3.2    NUMBER.

    The board of directors shall consist of nine (9) members.

    Section 3.3    TERMS.

    The board of directors shall be divided into three classes, designated
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Initially, Class I directors shall be elected for a term to expire at the 1997 annual meeting of stockholders, Class II directors for a term to expire at the 1998 annual meeting of stockholders and Class III directors for a term to expire at the 1999 annual meeting of stockholders. Beginning with the 1997 annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of incorporation, and such directors so elected shall not be divided into classes pursuant to this Section 3.3 of this Article III unless expressly provided by such terms.

    Section 3.4    REMOVAL.

    At any meeting of stockholders properly called for such purpose and with prior notice thereof, all the directors, or all the directors of a particular class, or any individual director, may be removed only for cause and only by the affirmative vote of sixty six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

    Section 3.5    NOMINATION OF DIRECTORS.

    Following the consummation of an underwritten firm commitment initial public offering declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors,
(a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.5 of this Article III and on the record date of the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.5 of this Article III.

    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

    To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation
(a) in the case of annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not more than ninety (90) days prior to such meeting and not later than the later of sixty (60) days prior to the special meeting or ten (10) days following the day on which public announcement of the meeting is first made by the Company.

    To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person,
(iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in his notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as nominee and to serve as a director if elected.

    No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.5 of this Article III. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    Section 3.6    VACANCIES.

    Any vacancy on the board of directors that results from an increase in the number of directors shall be filled by a majority of the board of directors then in office, and any other vacancy occurring in the board of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

    A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

    Subject to Section 3.17 hereof, the stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

    Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the board of directors may, subject to Section 3.17, elect a successor to take office when the resignation becomes effective.

    No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

    Section 3.7    PLACE OF MEETINGS AND TELEPHONIC MEETINGS.

    Regular meetings of the board of directors may be held at any place within or without the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

    Section 3.8    ANNUAL MEETING.

    Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

    Section 3.9    OTHER REGULAR MEETINGS.

    Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

    Section 3.10   SPECIAL MEETINGS.

    Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges pre-paid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

    Section 3.11   QUORUM.

    A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

    Section 3.12   WAIVER OF NOTICE.

    Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 3.13   ADJOURNMENT.

    A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

    Section 3.14   NOTICE OF ADJOURNMENT.

    Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.10 of this Article III, to the directors who were not present at the time of the adjournment.

    Section 3.15   ACTION WITHOUT MEETING.

    Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

    Section 3.16   FEES AND COMPENSATION OF DIRECTORS.

    Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

    Section 3.17   PREFERRED DIRECTORS.

    Notwithstanding anything contained herein to the contrary, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the certificate of incorporation and such directors so elected shall not be subject to the provisions of Sections 3.2, 3.3, 3.5 and 3.6 of this Article III unless otherwise specifically provided therein.


                                     ARTICLE IV.

                                      COMMITTEES

    Section 4.1    COMMITTEES OF DIRECTORS.

    The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

    (a) the approval of any action which, under the Corporations Code of Delaware or in the certificates of incorporation, also requires stockholders' approval or approval of the outstanding shares;

    (b) the filling of vacancies on the board of directors or in any committee;

    (c) the fixing of compensation of the directors for serving on the board or on any committee;

    (d)  the amendment or repeal of bylaws or the adoption of new bylaws;

    (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

    (f) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

    (g) the appointment of any other committees of the board of directors or the members thereof.

    Section 4.2    MEETINGS AND ACTION OF COMMITTEES.

    Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 3.7 (place of meetings), 3.9 (regular meetings), 3.10 (special meetings and notice),
3.11 (quorum), 3.12 (waiver of notice), 3.13 (adjournment), 3.14 (notice of adjournment) and 3.15 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                      ARTICLE V.

                                       OFFICERS

    Section 5.1    OFFICERS.

    The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 5.3 of this Article V. Any number of offices may be held by the same person.

    Section 5.2    ELECTION OF OFFICERS.

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

    Section 5.3    SUBORDINATE OFFICERS, ETC.

    The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

    Section 5.4    REMOVAL AND RESIGNATION OF OFFICERS.

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

    Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

    Section 5.5    VACANCIES IN OFFICES.

    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

    Section 5.6    CHAIRMAN OF THE BOARD.

    The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of this Article V.

    Section 5.7    PRESIDENT.

    Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The president shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

    Section 5.8    VICE PRESIDENTS.

    In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, the president or the chairman of the board.

    Section 5.9    SECRETARY.

    The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

    The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

    The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by the bylaws or by law to be given, and the secretary shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

    Section 5.10   CHIEF FINANCIAL OFFICER.

    The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.


                                     ARTICLE VI.

                            INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND OTHER AGENTS

    Section 6.1    INDEMNIFICATION - THIRD PARTY PROCEEDINGS.

    The corporation shall indemnify any person (the "Indemnitee") who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the corporation, or any subsidiary of the corporation, and the corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the corporation (the "Indemnitee Agent") by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee's or Indemnitee Agent's conduct was unlawful.

    Section 6.2 INDEMNIFICATION - PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

    The corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any proceeding in the right of the corporation or any subsidiary of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the corporation, or any subsidiary of the corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the corporation and its stockholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

    Section 6.3    SUCCESSFUL DEFENSE ON MERITS.

    To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in Sections 6.1 or 6.2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith. An Indemnitee shall be deemed to have been successful on the merits, if the Plaintiff in the action does not prevail in obtaining the relief sought in the suit or action or demanded in the claim.

    Section 6.4    CERTAIN TERMS DEFINED.

    For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

    Section 6.5    ADVANCEMENT OF EXPENSES.

    The corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 6.1 or 6.2 hereof. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the corporation as authorized hereby. The advances to be made hereunder shall be paid by the corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the corporation and determination by the corporation to advance expenses to Indemnitee Agent pursuant to the corporation's discretionary authority hereunder.

    Section 6.6    NOTICE OF CLAIM.

    Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article VI, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article VI, give the corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article VI; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the Indemnitee's rights hereunder except and only to the extent such failure prejudiced the corporation's ability to successfully defend the matter subject to such notice. Notice to the corporation shall be directed to the president and secretary of the corporation at the principal business office of the corporation with copies to Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California 90017, Attention: Mark A. Bonenfant, Esq. (or such other address as the corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.

    Section 6.7    ENFORCEMENT RIGHTS.

    Any indemnification provided for in Sections 6.1 or 6.2 or 6.3 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article VI, under any statute, or under any provision of the corporation's certificate of incorporation providing for indemnification is not paid by the corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the corporation, Indemnitee may, but need not, at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or request, and subject to Section 6.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 6.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the corporation (including its Board or any subgroup thereof, independent legal counsel or its stockholders). The board of directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

    Section 6.8    ASSUMPTION OF DEFENSE.

    In the event the corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the corporation, the corporation will not be liable to Indemnitee or Indemnitee Agent under this Article VI for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the corporation, (ii) Indemnitee or Indemnitee Agent shall have reasonably concluded, based upon written advice of counsel, that there may be a conflict of interest of such counsel retained by the corporation between the corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (iii) the corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's or Indemnitee Agent's counsel shall be at the expense of the corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee's or Indemnitee Agent's expense, and to participate in the defense of the proceeding or claim through such counsel.

    Section 6.9    APPROVAL OF EXPENSES.

    No expenses for which indemnity shall be sought under this Article VI, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the corporation, which consent shall not be unreasonably withheld.

    Section 6.10   SUBROGATION.

    In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

    Section 6.11   EXCEPTIONS.

    Notwithstanding any other provision herein to the contrary, the corporation shall not be obligated pursuant to this Article VI:

    (a) EXCLUDED ACTS. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to Delaware law, (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to Delaware law; or (iii) any act or acts of bad faith or willful misconduct; or

    (b) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VI or any other statute or law or as otherwise required under the Corporations Code of Delaware, but such indemnification or advancement of expenses may be provided by the corporation in specific cases if the board of directors has approved the initiation or bringing of such suit; or

    (c) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article VI, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

    (d) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation; or

    (e) BREACHES OF AGREEMENTS. To indemnify Indemnitee for expenses or liabilities (including indemnification obligations of Indemnitee) of any type whatsoever arising from his breach of an employment agreement with the corporation (if any) or any other agreement with the corporation or any of its subsidiaries; or

    (f) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, as amended, or any similar successor statute.

    Section 6.12   PARTIAL INDEMNIFICATION.

    If Indemnitee is entitled under any provision of this Article VI to indemnification by the corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

    Section 6.13   COVERAGE.

    All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the corporation and the Indemnitee in which the corporation hereby agrees except as expressly provided in these bylaws to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the corporation's certificate of incorporation, these bylaws or by statute. Any repeal or modification of these bylaws, the Corporations Code of Delaware or any other applicable law shall not affect any rights or obligations then existing under this Article VI. The provisions of this Article VI shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This
Article VI shall be binding upon the corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.

    Section 6.14   NON-EXCLUSIVITY.

    Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the corporation's certificate of incorporation, any agreement, any vote of stockholders or disinterested directors, or, except as expressly provided herein, under the laws of the State of Delaware.

    Section 6.15   SEVERABILITY.

    Nothing in this Article VI is intended to require or shall be construed as requiring the corporation to do or fail to do any act in violation of applicable law. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

    Section 6.16   MUTUAL ACKNOWLEDGMENT.

    Both the corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the corporation from indemnifying its directors and officers under this Article VI or otherwise. Indemnitee understands and acknowledges that the corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the corporation's right under public policy to indemnify Indemnitee.

    Section 6.17   OFFICER AND DIRECTOR LIABILITY INSURANCE.

    The corporation shall, from time to time, make the good faith determination whether or not it is practicable for the corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the corporation with coverage for losses from wrongful acts, or to ensure the corporation's performance of its indemnification obligations under this Article VI. Among other considerations, the corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain such insurance if the corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the corporation.

    Section 6.18   NOTICE TO INSURERS.

    If, at the time of the receipt of a notice of a claim pursuant to
Section 6.6 hereof, the corporation has director and officer liability insurance in effect, the corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

    Section 6.19   ATTORNEYS' FEES.

    In the event that any action is instituted by Indemnitee under this Article VI to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the corporation under this Article VI, or to enforce or interpret any of the terms of this Article VI, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, provide by resolution for payment of such attorneys' fees to any Indemnitee Agent.

    Section 6.20   NOTICE.

    All notices, requests, demands and other communications under this Article VI shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

                                     ARTICLE VII.

                                 RECORDS AND REPORTS

    Section 7.1    MAINTENANCE OF SHARE REGISTER.

    The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

    Section 7.2    MAINTENANCE AND INSPECTION OF BYLAWS.

    The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware at its principal business office in California, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside California, and the corporation has no principal business office in California, the secretary shall, upon the written request of any stockholder, furnish to such stockholder a copy of the bylaws as amended to date.

    Section 7.3    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

    The accounting books and records and minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

    Section 7.4    INSPECTION BY DIRECTORS.

    Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                    ARTICLE VIII.

                              GENERAL CORPORATE MATTERS

    Section 8.1    RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

    For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Corporations Code of Delaware.

    If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

    Section 8.2    CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.

    All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

    Section 8.3    CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.

    The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    Section 8.4    CERTIFICATES FOR SHARES.

    A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates for shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

    Section 8.5    LOST CERTIFICATES.

    Except as hereinafter in this Section 8.5 provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors shall in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may reasonably require including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

    Section 8.6    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

    The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

    Section 8.7    CONSTRUCTION AND DEFINITIONS.

    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Corporations Code of Delaware shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" shall be construed broadly and shall include a natural person, corporation or other entity.

    Section 8.8    AMENDMENTS.

    Except as otherwise provided in the certificate of incorporation, these bylaws (including this Section 8.8) may be altered, amended or repealed in whole or in part, or new bylaws may be adopted, by the stockholders or by the board of directors. Except as otherwise provided in the certificate of incorporation, all such amendments must be approved by either the holders of at least sixty six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the board of directors.

                               CERTIFICATE OF SECRETARY



    I, the undersigned, do hereby certify:

    (1) That I am the duly elected and acting Secretary of FAROUDJA, INC., a Delaware corporation; and

    (2) That the foregoing bylaws, comprising of twenty-eight (28) pages, constitute the bylaws of such corporation, as duly adopted by the board of directors of this corporation dated January 2, 1997.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of such corporation this 2nd day of January, 1997.



                             /s/ Yves Faroudja
                             --------------------------------------------
                             Yves Faroudja, Secretary